UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------



                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 23, 2002


                           MILLENNIA TEA MASTERS, INC.
             (Exact name of registrant as specified in its charter)



            Texas                        0-28985                  75-2785941
       --------------                  ------------             --------------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
       of incorporation)                                     Identification No.)




               2591 Dallas Parkway, Suite 102, Frisco, Texas 75034

               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: (469)633-0100

Item 4.  Change in Registrant's Certifying Account

On July 23, 2002, Millennia Tea Masters, Inc. (the "Registrant") was informed by
Scott  W.  Hatfield,   CPA  (the  "Auditor")  that  his  firm  resigned  as  the
Registrant's independent public accountant.

The Auditor's reports for the two most recent fiscal years included an explanatory paragraph concerning the Registrant's ability to continue as a going concern. During the two most recent fiscal years and during the interim period from December 31, 2001 until July 23, 2002, the Registrant has not had any disagreements with the Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that would require disclosure in this Current Report on Form 8-K. During such period, there were no reportable events as described in Item 304 (a)(1)(v) of Regulation S-K.

Scott W. Hatfield, CPA has furnished to the Registrant a letter addressed to the SEC stating that it agrees with the statements in the immediately preceding paragraph. A copy of such letter, dated May 24, 2002 is filed as Exhibit 1 to this Form 8-K.

On July 26, 2002, Registrant retained the accounting firm of Parks, Tschopp, Whitcomb & Orr, Maitland, Florida as its independent auditors for the fiscal year ending December 31, 2002. The Board of Directors of Registrant approved the selection of Parks, Tschopp, Whitcomb & Orr as new independent auditors. Neither management nor anyone on its behalf has consulted with Parks, Tschopp, Whitcomb & Orr regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant that Parks, Tschopp, Whitcomb & Orr concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue during the Registrant's two most recent fiscal years prior to engaging Parks, Tschopp, Whitcomb & Orr.


Exhibit 16.1 Letter of S.W. Hatfield, CPA, dated July 25, 2002 addressed to the Securities and Exchange Commission pursuant to Regulation S-B, Item 304(a)(3).


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Millennia Tea Masters, Inc.

Dated:   July 26, 2002                             By: /s/ Kevin B. Halter.
                                                      --------------------------
                                                      Name: Kevin B. Halter, CEO